UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 22, 1998


                      Orlando Predators Entertainment, Inc.
               ---------------------------------------------------
              (Exact name of registrant as specified in it charter)


      Florida                      001-13217                   91-1796903
----------------------------       ----------             ----------------------
(State or other jurisdiction      (Commission                (I.R.S. Employer
of incorporation)                 File Number)            Identification Number)


                               20 N. Orange Avenue
                                    Suite 101
                                Orlando, FL 32801
                     --------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (407) 648-4444


                                 Not applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events

     On December 9, 1998, Jack Youngblood, the Company's former President, filed a lawsuit against the Company in the United States Circuit Court of the Ninth Judicial Circuit in Orange County, Florida, case no. 98-10027-35. The action is entitled Herbert Jackson Youngblood III vs. Orlando Predators Entertainment, Inc., et al. The complaint as it relates to the Company, principally alleges the Company breached its employment agreement and also alleges the Company issued a defamatory press release stating that Mr. Youngblood had been placed on paid administrative leave.

     The Company states that Mr. Youngblood was taken off administrative leave on November 24, 1998 and refused to return to work. Mr. Youngblood was then terminated for "job abandonment" by the Board of Directors on Monday, December 22, 1998.

     The Company believes that Mr. Youngblood's claims are without merit and intends to vigorously defend the action.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ORLANDO PREDATORS ENTERTAINMENT, INC.
                                           (Registrant)

                                           By: /s/ Jeffrey L. Bouchy
                                              --------------------------------
                                                Chief Financial Officer

Dated: January 5, 1999